Exhibit 10.8

July 26, 2021

Williams Rowland Acquisition Corp.
450 Post Road East
Westport, CT 06880

Re:	Initial Public Offering

Ladies and Gentlemen:

This letter (this “Letter Agreement”) is being delivered to you in accordance with the Underwriting Agreement (the “Underwriting Agreement”) by and between William Rowland Acquisition Corp, a Delaware corporation (the “Company”), and Oppenheimer & Co., Inc. (the “Underwriter”), relating to an underwritten initial public offering (the “Public Offering”), of up to 23,000,000 of the Company’s units (including up to 3,000,000 units that may be purchased to cover the Underwriter’s option to purchase additional units, if any) (the “Units”), each comprised of one share of common stock of the Company, par value $0.0001 per share (“Common Stock”), and one-half of one redeemable warrant (each whole warrant, a “Warrant”). Each whole Warrant entitles the holder thereof to purchase one share of Common Stock at a price of $11.50 per share, subject to adjustment. The Units will be sold in the Public Offering pursuant to a registration statement on Form S-1 and prospectus (the “Prospectus”) filed by the Company with the Securities and Exchange Commission (the “Commission”). Certain capitalized terms used herein are defined in paragraph 9 hereof.

In order to induce the Company and the Underwriter to enter into the Underwriting Agreement and to proceed with the Public Offering and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Williams Rowland Sponsor LLC, a Delaware limited liability company, Wrac Ltd, a Guernsey company (collectively, the “Sponsor” and the “Holders”), and the other undersigned persons (each such other undersigned persons, an “Insider” and collectively, the “Insiders”), each hereby agrees, severally but not jointly, with the Company (but not with the Sponsor, the Holders or the other Insiders, none of whom shall have any right to enforce any agreement of any other such person or to seek damages or any other remedy from any other such person in connection with any alleged breach of any such agreement) as follows:

1. The Sponsor and each Insider agree that if the Company seeks stockholder approval of a proposed Business Combination, then in connection with such proposed Business Combination, it, he or she shall (i) vote any Founder Shares owned by it, him or her in favor of any proposed Business Combination (including any proposals recommended by the Company’s Board of Directors in connection with such Business Combination) and (ii) not redeem any Founder Shares owned by it, him or her in connection with such stockholder approval. If the Company seeks to consummate a proposed Business Combination by engaging in a tender offer, the Sponsor and each Insider agrees that it, he or she will not sell or tender any Founder Shares owned by it, him or her in connection therewith.

2. The Sponsor and each Insider hereby agrees that in the event that the Company fails to consummate a Business Combination within 18 months from the closing of the Public Offering, or such later period approved by the Company’s stockholders in accordance with the Company’s amended and restated certificate of incorporation, the Sponsor and each Insider shall take all reasonable steps to cause the Company to (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than 10 business days thereafter, subject to lawfully available funds therefor, redeem 100% of the shares of Common Stock sold as part of the Units in the Public Offering (the “Offering Shares”), at a per share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest (which interest shall be net of taxes payable and less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Offering Shares, which redemption will completely extinguish all Public Stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and the Company’s board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under Delaware law to provide for claims of creditors and the other requirements of applicable law. The Sponsor and each Insider agree to not propose any amendment to the Company’s amended and restated certificate of incorporation (A) to modify the substance or timing of the Company’s obligation to allow redemption in connection with the Company’s initial Business Combination or to redeem 100% of the Offering Shares if the Company does not complete its initial Business Combination within 18 months from the closing of the Public Offering or (B) with respect to any other provision relating to stockholders’ rights or pre-initial Business Combination activity, unless the Company provides its Public Stockholders with the opportunity to redeem their Offering Shares upon approval of any such amendment at a per share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest (which interest shall be net of taxes payable), divided by the number of then outstanding Offering Shares.

The Sponsor and each Insider acknowledge that, with respect to the Founder Shares held by it, him or her, it he or she has no right, title, interest or claim of any kind in or to any monies held in the Trust Account or any other asset of the Company as a result of any liquidation of the Company with respect to the Founder Shares and Private Placement Warrants held by it. The Sponsor and each Insider hereby further waive, with respect to any Founder Shares held by it, him or her, if any, any redemption rights it, he or she may have in connection with (x) the consummation of a Business Combination, including, without limitation, any such rights available in the context of a stockholder vote to approve such Business Combination or in the context of a tender offer made by the Company to purchase shares of Common Stock and (y) a stockholder vote to approve an amendment to the Company’s amended and restated certificate of incorporation (A) to modify the substance or timing of the Company’s obligation to allow redemptions in connection with the Company’s initial Business Combination or to redeem 100% of the Offering Shares if the Company has not consummated its initial Business Combination within 18 months from the closing of the Public Offering or (B) with respect to any other provision relating to stockholders’ rights or pre-initial Business Combination activity (although the Sponsor and the Insiders shall be entitled to redemption and liquidation rights with respect to any Offering Shares it or they hold if the Company fails to consummate a Business Combination within 18 months from the date of the closing of the Public Offering).

3. In the event of the liquidation of the Trust Account, the Sponsor (which for purposes of clarification shall not extend to any other stockholders, members or managers of the Sponsor) agrees to indemnify and hold harmless the Company against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, whether pending or threatened, or any claim whatsoever) to which the Company may become subject as a result of any claim by (i) any third party (other than the Company’s independent registered public accounting firm) for services rendered or products sold to the Company or (ii) a prospective target business with which the Company has discussed entering into a transaction agreement (a “Target”); provided, however, that such indemnification of the Company by the Sponsor shall apply only to the extent necessary to ensure that such claims by a third party for services rendered (other than the Company’s independent registered public accounting firm) or products sold to the Company or a Target do not reduce the amount of funds in the Trust Account to below (i) $10.20 per Offering Share and (ii) the actual amount per Offering Share held in the Trust Account as of the date of the liquidation of the Trust Account, if less than $10.20 per share due to reductions in the value of the trust assets, less taxes payable, provided that such liability will not apply to any claims by a third party or prospective target business who executed a waiver of any and all rights to the monies held in the Trust Account (whether or not such waiver is enforceable) nor will it apply to any claims under our indemnity of the Underwriter of this offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended. However, the Sponsor has not reserved for such indemnification obligations, nor have the Company independently verified whether the Sponsor has sufficient funds to satisfy its indemnity obligations and the Company believes that the Sponsor’s only assets are securities of the Company. None of the Company’s officers or directors will indemnify the Company for claims by third parties including, without limitation, claims by vendors and prospective target businesses.

4. The Sponsor and each Insider hereby agree and acknowledge that: (i) the Underwriter and the Company would be irreparably injured in the event of a breach by such Sponsor or Insider of its, his or her obligations under paragraphs 1, 2, 5, 5(a) and 5(b) of this Letter Agreement (ii) monetary damages may not be an adequate remedy for such breach and (iii) the non-breaching party shall be entitled to seek injunctive relief, in addition to any other remedy that such party may have in law or in equity, in the event of such breach.

5. (a) The Sponsor and each Insider agree that it, he or she shall not Transfer (as defined below) any Founder Shares (or shares of Common Stock issuable upon conversion thereof) until the earlier of (A) one year after the completion of the Company’s initial Business Combination and (B) subsequent to the Business Combination, (x) the date on which the Company completes a liquidation, merger, stock exchange, reorganization or other similar transaction that results in all of the Public Stockholders having the right to exchange their shares of Common Stock for cash, securities or other property or (y) if the last reported sale price of the Common Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Company’s initial Business Combination (the “Founder Shares Lock-Up Period”).

(b) The Sponsor and each Insider agree that it, he or she shall not Transfer any Private Placement Warrants (“Private Placement Warrants”), including therein or any shares of Common Stock issued or issuable upon the conversion or exercise of the Private Placement Warrants, until 30 days after the completion of a Business Combination (the “Private Placement Warrants Lock-Up Period”, together with the Founder Shares Lock-Up Period, the “Lock-Up Periods”).

(c) Notwithstanding the provisions set forth in paragraphs 5(a) and (b), Transfers of the Founder Shares, Private Placement Warrants and shares of Common Stock issued or issuable upon the exercise or conversion of the Private Placement Warrants or the Founder Shares and that are held by the Sponsor or any Insider or any of their permitted transferees (that have complied with this paragraph 5(c)), are permitted (a) to the Company’s officers or directors, any affiliates or family members of any of the Company’s officers or directors, any members of the Holders, or any affiliates of the Holders, (b) in the case of an individual, by gift to a member of the individual’s immediate family or to a trust, the beneficiary of which is a member of the individual’s immediate family or an affiliate of such person, or to a charitable organization; (c) in the case of an individual, by virtue of laws of descent and distribution upon death of the individual; (d) in the case of an individual, pursuant to a qualified domestic relations order; (e) by private sales or transfers made in connection with the consummation of the Company’s Business Combination at prices no greater than the price at which the securities were originally purchased; (f) in the event of the Company’s liquidation prior to the Company’s completion of an initial Business Combination; (g) by virtue of the laws of the State of Delaware or the Sponsor’s limited liability company agreement, as amended, upon dissolution of the Sponsor; or (h) in the event of the Company’s completion of a liquidation, merger, stock exchange, reorganization or other similar transaction which results in all of the Public Stockholders having the right to exchange their Common Stock for cash, securities or other property subsequent to the Company’s completion of an initial Business Combination; provided, however, that in the case of clauses (a) through (e), these permitted transferees must enter into a written agreement with the Company agreeing to be bound by the transfer restrictions and other applicable restrictions in this Letter Agreement.

6. The Sponsor and each Insider represent and warrant that it, he or she has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked. Each Insider’s biographical information furnished to the Company, if any (including any such information included in the Prospectus), is true and accurate in all respects and does not omit any material information with respect to such Insider’s background. The Sponsor and each Insider’s questionnaire furnished to the Company, if any, is true and accurate in all respects. The Sponsor and each Insider represent and warrant that: it is not subject to or a respondent in any legal action for, any injunction, cease-and-desist order or order or stipulation to desist or refrain from any act or practice relating to the offering of securities in any jurisdiction; it has never been convicted of, or pleaded guilty to, any crime (i) involving fraud, (ii) relating to any financial transaction or handling of funds of another person, or (iii) pertaining to any dealings in any securities and it is not currently a defendant in any such criminal proceeding.

7. Except as disclosed in, or as expressly contemplated by, the Prospectus, neither the Sponsor nor any Insider nor any affiliate of the Sponsor or any Insider, nor any director or officer of the Company, shall receive from the Company any finder’s fee, reimbursement, consulting fee, monies in respect of any repayment of a loan or other compensation prior to, or in connection with any services rendered in order to effectuate the consummation of the Company’s initial Business Combination (regardless of the type of transaction that it is).

8. The Sponsor and each Insider have full right and power, without violating any agreement to which it is bound (including, without limitation, any non-competition or non-solicitation agreement with any employer or former employer), to enter into this Letter Agreement and, as applicable, to serve as an officer and/or a director on the board of directors of the Company and hereby consents to being named in the Prospectus as an officer and/or a director of the Company.

9. As used herein, (i) “Business Combination” shall mean a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination, involving the Company and one or more businesses; (ii) “Shares” shall mean, collectively, the Common Stock, the Founder Shares and Common Stock underlying the Private Placement Warrants; (iii) “Founder Shares” shall mean the 5,750,000 shares of common stock, par value $0.0001 per share, issued and outstanding immediately prior to the consummation of the Public Offering (up to 750,000 shares of which are subject to complete or partial forfeiture by the Holders to the extent the over-allotment option is not exercised by the Underwriter); (iv) “Initial Stockholders” shall mean the Sponsor and any Insider that holds Founder Shares; (v) “Private Placement Warrants” shall mean the 9,900,000 warrants underlying the Private Placement Warrants (or 11,100,000 warrants if the over-allotment option is exercised in full); (vi) “Public Stockholders” shall mean the holders of securities issued in the Public Offering; (vi) “Trust Account” shall mean the trust fund into which a portion of the net proceeds of the Public Offering shall be deposited; and (vii) “Transfer” shall mean, with respect to the Founders Shares or Private Placement Warrants, the (a) sale or assignment of, offer to sell, contract or agreement to sell, hypothecate, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder with respect to, any security, (b) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (c) public announcement of any intention to effect any transaction specified in clause (a) or (b) herein.

10. This Letter Agreement constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby. This Letter Agreement may not be changed, amended, modified or waived (other than to correct a typographical error) as to any particular provision, except by a written instrument executed by (1) each Insider and each Holder that is the subject of any such change, amendment modification or waiver and (2) the Company.

11. No party hereto may assign either this Letter Agreement or any of its rights, interests, or obligations hereunder without the prior written consent of the other parties. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee. This Letter Agreement shall be binding on the Sponsor and each Insider and their respective successors, heirs and assigns and permitted transferees.

12. Nothing in this Letter Agreement shall be construed to confer upon, or give to, any person or corporation other than the parties hereto any right, remedy or claim under or by reason of this Letter Agreement or of any covenant, condition, stipulation, promise or agreement hereof. All covenants, conditions, stipulations, promises and agreements contained in this Letter Agreement shall be for the sole and exclusive benefit of the parties hereto and their successors, heirs, personal representatives and assigns and permitted transferees.

13. This Letter Agreement may be executed in any number of original or facsimile counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

14. This Letter Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Letter Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Letter Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

15. This Letter Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York. The parties hereto (i) all agree that any action, proceeding, claim or dispute arising out of, or relating in any way to, this Letter Agreement shall be brought and enforced in the courts of New York City, in the State of New York, and irrevocably submit to such jurisdiction and venue, which jurisdiction and venue shall be exclusive and (ii) waive any objection to such exclusive jurisdiction and venue or that such courts represent an inconvenient forum.

16. Any notice, consent or request to be given in connection with any of the terms or provisions of this Letter Agreement shall be in writing and shall be sent by express mail or similar private courier service, by certified mail (return receipt requested), by hand delivery or facsimile or other electronic transmission.

17. Each party hereto shall not be liable for any breaches or misrepresentations contained in this Letter Agreement by any other party to this Letter Agreement, and no party shall be liable or responsible for the obligations of another party, including, without limitation, indemnification obligations and notice obligations.

19. This Letter Agreement shall terminate on the earlier of (i) the expiration of the Lock-Up Periods and (ii) the liquidation of the Company; provided, however, that this Letter Agreement shall earlier terminate in the event that the Public Offering is not consummated and closed by August 31, 2021; provided further that paragraph 3 of this Letter Agreement shall survive such liquidation.

[Signature page follows]

Sincerely,

Williams Rowland Sponsor LLC

By:	/s/ David B. Williams
	Name:	David B. Williams
	Title:	Authorized Signatory

WRAC Ltd

By:	/s/ Jonathan D. Rowland
	Name:	Jonathan D. Rowland
	Title:	Authorized Signatory

Acknowledged and Agreed:

William Rowland Acquisition Corp.

By:	/s/ David B. Williams
Name:	David B. Williams
Title:	Co-Chief Executive Officer

By:	/s/ Jonathan D. Rowland
Name:	Jonathan D. Rowland
Title:	Co-Chief Executive Officer

[Signature page 1 to Anchor Investor Letter Agreements]

Sincerely,

D.E. Shaw Valence Portfolios LLC

By:	/s/ Edwin Jager
	Name:	Edwin Jager
	Title:	Authorized Signatory

Sincerely,

Radcliffe Capital Management, L.P.

By:	/s/ Steven Katznelson
	Name:	Steven Katznelson
	Title:	Authorized Signatory

Sincerely,

DS Liquid DIV SCM LLC

By:	/s/ Lisa Munoz
	Name:	Lisa Munoz
	Title:	Asst. Sec. FRM Investment Managment (USA) LLC, its Manager

Sincerely,

MAP 214 Segregated Portfolio, a segregated portfolio of LMA SPC

By:	/s/ Carl Winter
	Name:	Carl Winter
	Title:	Authorized Signatory

Sincerely,

Shaolin Capital Partners Master Fund Ltd

By:	/s/ Carl Winter
	Name:	Carl Winter
	Title:	Authorized Signatory